IROQUOIS GAS TRANSMISSION SYSTEM, L.P.
                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT


This FIRST AMENDMENT TO AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, dated as of the 27th day of January, 1999 (this "First Amendment") is made among the undersigned parties (collectively, the "Parties").

                                   WITNESSETH

         WHEREAS, the Parties are all of the general and limited partners in Iroquois Gas Transmission System, L.P., a Delaware limited partnership (the "Partnership") formed pursuant to that certain Amended and Restated Limited Partnership Agreement, dated as of February 27, 1997 (but prior to giving effect to this First Amendment, the "Amended and Restated Limited Partnership Agreement");

         WHEREAS, Alenco Iroquois Pipelines Inc. ("Alenco") proposes to sell its Percentage Interest in the Partnership and TCPL Northeast Ltd. ("TCPL") wishes to purchase 100% of Alenco's Percentage Interest upon the terms and conditions set forth in that certain Purchase and Sale Agreement dated as of January 27, 1999 (the "Purchase and Sale Agreement") between Alenco and TCPL;

         NOW THEREFORE, in consideration of the mutual covenants, agreements and promises as hereinafter set forth and for other good and valuable consideration the receipt and sufficiency of which hereby is acknowledged, the Parties, intending to be legally bound, mutually covenant and agree as follows:

         1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meaning set forth in the Amended and Restated Limited Partnership Agreement.

         2. Amendments to the Limited Partnership. The Amended and Restated Limited Partnership Agreement is hereby amended as follows:

               (a) The text of Section 1.2 is hereby deleted in its entirety and shall be replaced as follows: "TCPL Northeast Ltd. (hereinafter called "TCPL"), a corporation organized under the

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                                                                          Page 2
                                                                 First Amendment
                                                                    January 1999

                     laws of Delaware, with its principal offices in Shelton, Connecticut and address for purposes of notice under
                     Section 13.2 at 601 Thirteenth Street, N.W., Suite 350 South, Washington, D.C., 20005, Attention: L. Levine."

               (b) The second sentence of Section 3.1 is hereby amended to read as follows: "The first bloc (hereinafter referred to as the "Canadian Bloc") shall be comprised of TCIL and TCPL, Affiliates of which are Canadian companies.

               (c) Schedule A to the Amended and Restated Limited Partnership Agreement is hereby amended in its entirety to read as set forth on Schedule A attached hereto.

         3. Assumptions. TCPL, the purchaser of Alenco's Percentage Interest under the Purchase and Sale Agreement, by its execution hereof, confirms for the benefit of Alenco, the Partnership and each other Partner its assumption of all of the obligations and liabilities of Alenco under the Amended and Restated Limited Partnership Agreement to the extent of the Percentage Interest so purchased, whether such obligations and liabilities arose prior to or after the effective date hereof.

         4. Release of Alenco. Each of the Parties by executing this First Amendment hereby acknowledges and agrees that Alenco shall be relieved and forever released of all obligations and liabilities under the Amended and Restated Limited Partnership Agreement whether such obligations and liabilities arose prior to or after the effective date hereof.

         5. Waiver and Consent. In connection with the transaction contemplated by the Purchase and Sale Agreement, each of the Parties hereby (i) waives any rights which it may have under the Amended and Restated Limited Partnership Agreement to receive written notice of Alenco's acceptance of an offer to purchase its Percentage Interest and to exercise a right of first refusal to purchase such Percentage Interest and (ii) consents to the sale by Alenco of its Percentage Interest on the terms and
               conditions set forth in the Purchase and Sale Agreement.
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                                                                          Page 3
                                                                 First Amendment
                                                                    January 1999

         6. Effectiveness. Upon execution of this First Amendment by the authorized officers of the Parties, this First Amendment shall be effective as of January 27, 1999.

         7. Further Assurances. Each of the Parties agrees to execute and deliver all such other additional instruments and documents and to do such other acts and things as may be reasonably necessary to effectuate this First Amendment and carry on the Partnership business in accordance with the Amended and Restated Limited Partnership Agreement as amended by this First Amendment. The Parties hereby authorize a general partner to execute and file an Amended and Restated Certificate of Limited Partnership to reflect the withdrawal of Alenco as a general partner of the Partnership.

         8. Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9. Headings. The headings contained in this First Amendment are for reference purposes only and shall not affect the meaning or interpretation of this First Amendment or the Amended and Restated Limited Partnership Agreement.


IN WITNESS WHEREOF, the undersigned have caused this First Amendment to be executed by their respective duly authorized officers as of the date first written above.

TRANSCANADA IROQUOIS LTD.                 TCPL NORTHEAST LTD.





By                                        By
     -----------------------------------       --------------------------------


By                                        By
     -----------------------------------       --------------------------------


NORTHEAST TRANSMISSION CO.                      NJNR PIPELINE COMPANY


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                                                                          Page 4
                                                                 First Amendment
                                                                    January 1999






By                                        By
     -----------------------------------       --------------------------------


JMC-IROQUOIS, INC.                        LILCO ENERGY SYSTEMS, INC.


By                                        By
     -----------------------------------       --------------------------------


ANR IROQUOIS, INC.                        ANR NEW ENGLAND PIPELINE COMPANY


By                                        By
     -----------------------------------       --------------------------------


CNG IROQUOIS, INC.                        ALENCO IROQUOIS PIPELINES INC.


By                                        By
     -----------------------------------       --------------------------------


TEN TRANSMISSION COMPANY


By
     -----------------------------------



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                                                                          Page 5
                                                                 First Amendment
                                                                    January 1999



                                                                         1/27/99
                                     REVISED

                                   SCHEDULE A
                              PERCENTAGE INTERESTS

Bloc                      Partner                    Percentage Interest
----                      -------                    -------------------

                                                General      Limited      Total
                                                -------      -------      -----
Canadian                  TCIL                    29.00                   29.00
                          TCPL                     6.00                    6.00
                                                  -----                   -----
                                                  35.00                   35.00

LDC                       NETCO                   18.07        1.33       19.40
                          JMC-Iroquois             4.57         .36        4.93
                          ENI Company              4.46         .41        4.87
                          NJNR                     2.80                    2.80
                          LESCO                    1.00                    1.00
                                                  -----        ----       -----
                                                  30.90        2.10       33.00

U.S. Interstate           ANR/NEP                  9.40                    9.40
                          ANR Iroquois             6.60                    6.60
                          CNG Iroquois            16.00                   16.00
                                                  -----                   -----
                                                  32.00                   32.00